UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On March 20, 2009, Thomas R. Hillebrandt resigned as chief financial officer and assistant secretary of Deckers Outdoor Corporation (the “Company”) effective as of March 20, 2009.  The Company’s press release dated March 23, 2009 regarding these events is attached hereto as Exhibit 99.1 and is incorporated by reference.

       Upon Mr. Hillebrandt’s departure, Zohar Ziv, the Company’s current chief operating officer and former chief financial officer, will assume the responsibilities of principal financial and accounting officer from Mr. Hillebrandt on an interim basis.  Mr. Ziv will retain his current position at the Company as chief operating officer.  Mr. Ziv, age 56, has been with the Company for over 3 years and has experience overseeing the Company’s key financial and accounting functions.  Prior to joining the Company, Mr. Ziv served as chief financial officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a leading global marketing services firm.

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits.

		Exhibit No.	Description
		99.1	Press release, dated March 23, 2009, entitled “Deckers Outdoor Corporation Announces Resignation of Chief Financial Officer Thomas Hillebrandt”

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date:	March 23, 2009	/s/ Angel Martinez
Angel Martinez
President, Chairman and Chief Executive Officer